                                                                  Exhibit 10.7.3

                               AGREEMENT, Phase 3

This Agreement is a summary of Addendum 6 and 8a of the previous Waffab agreement, by and between GT Solar Technologies, a division of GT Equipment Technologies, Inc. at 243 Daniel Webster Highway, Merrimack, NH 03054 USA ("GT Solar") and Jiangxi LDK Solar Hi-Tech Co., Ltd. at Xinyu Hi-Tech Development Zone, Xinyu City, Jiangxi, China ("Customer").

WHEREAS, Customer wishes to buy and GT Solar wishes to sell certain solar wafer fabrication equipment and/or technologies more particularly defined herein below and in the attached EXHIBITS A and B ("Equipment") and;

WHEREAS, Customer wishes to install the Equipment in Xinyu, Jiangxi, China;

WHEREAS, the parties wish to enter into this Agreement to more particularly define the terms and conditions of the purchase and sale of such Equipment.

NOW, THEREFORE, for good and valuable considerations the parties agree as follows:

1. EQUIPMENT. GT Solar shall sell and Customer shall purchase forty five (45) GT-DSS240 furnaces and other equipment, more particularly described in EXHIBITS A and B attached hereto and incorporated herein by reference. GT Solar warrants and represents that, upon delivery to Customer pursuant to Article 3, title to the Equipment will be free and clear and without any liens or encumbrances.

2. PURCHASE PRICE; PAYMENT TERMS. The purchase price for the Equipment and related services ("Purchase Price") shall be twenty six million three hundred eighty four thousand seven hundred sixty eight U.S. Dollars ($26,384,768.00
USD). The price can increase if the material costs increase, up to a maximum of 5%.

Payment terms:

2.1. Customer shall pay a deposit ("Deposit") equal to twenty percent (20%) of the total Purchase Price by wire transfer to GT Solar's bank account in such a way that one-sixth of the deposit amount should be done by the middle of each month starting from March, 2006 until middle of September, 2006.

2.2. Fourteen (14) days before each payment, GT Solar will open a standby letter of credit in the amount of the Deposit in favor of Customer against GT Solar's failure to deliver the Equipment pursuant to the terms of this Agreement.

2.3. At 75 days prior to each shipment, GT Solar will notify the shipment amount to Customer. No less than sixty (60) days of each shipment, Customer will establish in favor of GT Solar an irrevocable letter of credit covering seventy percent (70%) of the said amount of the each shipment, which is payable to GT Solar upon presentation of shipping documents.

2.4. Ten percent (10%) of the each shipment amount will be paid by Customer to GT Solar by wire transfer within 90 days from the said shipment here within.

3. SHIPMENT TERMS. The "Commencement Date" will be the date GT Solar receives the Deposit. All shipments and transfer of title shall be made EXW.

4. CONTRACT SERVICES. Within sixty (60) days of the Commencement Date, GT Solar shall provide Customer a list of facilities and any other requirements such as power, water and space for operation of the delivered Equipment. GT Solar shall also, as part of the Purchase Price (except for room and board), provide supervision for the unpacking and installation of the Equipment, and shall provide support, training, and assistance to Customer's engineers and operators per EXHIBIT C. Such assistance shall include the supervision of the commissioning and start up of the Equipment. Customer shall provide all local labor and support for commissioning and start up of the Equipment.

Customer shall pay the cost of all the room, board and local transportation of GT Solar's representatives during the period of the performance of such services.

GT guarantees priority of production capacity to provide LDK with additional DSS furnaces required to support expansion of its factory beyond this order, up to 400MW by 2008.

GT will provide LDK preferential pricing on GT manufactured equipment sold to the Chinese market.

GT will provide LDK first priority on technology upgrades and will work with LDK in its technological development programs.

On a best effort basis GT will assist LDK in the purchase of at least 100MT of feedstock.

In consideration for the purchase of an additional 100 DSS machines and related turnkey equipment by year end 2006. GT will agree to limit DSS sales to its existing China customers, at the time of contract signing, for a period of one year.

5. CONTRACT TERM. The Term of this Agreement shall commence upon the execution and delivery of this Agreement and shall terminate upon the acceptance of the Equipment by Customer. The warranty and indemnification provisions set forth in sections 9, 10, and 15 shall survive acceptance of the equipment. Projected delivery and performance milestones is attached hereto as EXHIBIT C and incorporated herein by reference.

6. EQUIPMENT INSPECTION AND TRAINING. No inspection at GT.

7. CUSTOMER RESPONSIBILITIES. It will be Customer's responsibility to provide the facilities and prepare the production site for installation of the Equipment one (1) month prior to installation. Facilities preparation shall include, but is not limited to, the provision for appropriate electrical power, compressed air, de-ionized water, cooling water circulation systems, gas circulation systems, exhaust, back-up cooling water systems, back-up power systems, and effluent waste treatment (to the extent required by local laws). Facilities requirements will be defined by GT Solar no later than 60 days after the Commencement Date. Any delays on the part of Customer in preparation of the building, facilities or personnel may result in a delay of the performance by GT Solar of its obligations pursuant to this Agreement and GT Solar reserves the right to extend its performance period and price accordingly. Customer will be solely responsible for all permits required for the installation and operation of the Equipment on Customer site.

Customer will also be solely responsible for furnishing the personnel necessary for the proper installation of the Equipment at the Customer site, operational training during start up and other recommended periods, and acceptance of the Equipment. A list of Customer supplied items is attached as EXHIBIT D.

8. SECURITY INTEREST. GT Solar reserves, and Customer hereby grants GT Solar, a continuing security interest in Equipment, together with all additions, improvements and accessories thereto made or supplied by GT Solar at any time, and all proceeds of the foregoing, to secure payment of the Purchase Price to GT Solar. Until receipt of final payment, Customer agrees that GT Solar shall have the right to file or record a financing statement pursuant to applicable law to evidence GT Solar's security interest in the Equipment and Customer will execute such financing statements and other documents as GT Solar shall request to perfect such interest. Customer agrees that, in the event of its failure to make any payment required pursuant to this Agreement, it will make all Equipment available to GT Solar upon demand and will pay all reasonable costs of GT Solar in connection with the collection of any amounts due or other enforcement of GT Solar's rights.

9. WARRANTY. For the earlier of (i) 15 months from the date of shipment to Customer or (ii) one year from acceptance of the Equipment, GT Solar warrants that all electrical and mechanical parts (except normal wear and tear on parts, including bearings and any parts that come in contact with wires or slurry) shall be free from defects in workmanship and materials and shall conform to GT Solar's specifications. If any such parts are defective during the warranty period or, upon delivery, the Equipment fails to meet the specifications set forth in this Agreement, Customer shall inform GT Solar and GT Solar shall either repair or replace any such items determined by GT Solar to be defective. GT Solar's liability shall be limited to the cost of repairing and replacing such defective items when shipped to GT Solar, freight prepaid, by Customer. The repaired or replaced parts shall be shipped to Customer by GT Solar freight prepaid. This warranty specifically excludes Customer's labor, Equipment downtime, punitive, incidental or consequential damages, acts of God, or loss of production. A purchase order from the Customer is required to initiate any warranty action pending approval by GT Solar of the claim.

In the event that Customer has purchased Equipment from GT Solar that has been manufactured by another manufacturer, GT Solar hereby agrees to pass through to Customer any and all warranties without limitation made by such company.

This warranty does not extend to any Equipment that fails to operate by reason of improper installation or operation by Customer or that has been subject to misuse, neglect or accident or that has been repaired or materially altered other than by GT Solar.

     THE WARRANTY SET FORTH HEREIN IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE. THE REMEDIES PROVIDED HEREIN

     ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES WHETHER THE CLAIMS BY CUSTOMER ARE BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE.

10. INTELLECTUAL PROPERTY INDEMNIFICATION. GT Solar shall indemnify and hold harmless Customer against any claim by any third party that the Equipment, when used for the purpose for which it is designed and pursuant to GT Solar's specifications, violates or infringes the patent, copyright, trademark, trade secret or other proprietary rights of such third party.

Notwithstanding the foregoing, GT Solar shall have no obligation with respect to claims of infringement based upon the use of the Equipment, individually or in combination with other equipment supplied by GT Solar or others, if the Equipment is used for any process not supplied by GT Solar. Further, GT Solar shall have no obligation with respect to claims of infringement in the event that the Equipment is manufactured or designed or operated in accordance with a design, drawings or process not furnished by GT Solar.

The foregoing states the entire liability of GT Solar for any loss, liability, or damage whatsoever to or sustained by Customer arising out of the infringement by the Equipment of the property rights of third parties.

11. CUSTOMER TERMINATION. Customer may terminate this Agreement (other than for default pursuant to Article 12 below) at any time by providing written notice of such termination to GT Solar at least thirty (30) days in advance of the proposed termination date, provided that if Customer terminates this Agreement or any portion hereof within thirty (30) days following the Commencement Date, GT Solar shall retain all payments due or received up to the date of the proposed termination.

In the event that Customer terminates this Agreement between thirty-one (31) and sixty (60) days after the Commencement Date, Customer shall pay to GT Solar sixty percent (60%) of the Purchase Price. If the Agreement is terminated by Customer at any time after sixty-one (61) days following the Commencement Date, Customer shall pay to GT Solar the entire amount of the Purchase Price.

12. DEFAULT.

A. Either party may terminate this Agreement upon written notice to the other party upon:

     (1). The failure of the other party to perform any material term, condition or covenant of this Agreement, which failure has not been corrected within thirty (30) days of the date of written notice of such failure given by the other party; or

     (2). The failure of Customer to make a payment when due; or

     (3) The other party becomes insolvent or the subject of any bankruptcy proceeding that is not dissolved within sixty (60) days.

B. In the event of termination of this Agreement by GT Solar pursuant to the terms of this Article 12, in addition to any other remedies it may have at law or in equity, GT Solar may recover any and all monies which may be due pursuant to Section 2 or any other provision of this Agreement and repossess any Equipment sold hereunder for which it has not been paid. In the event of termination by Customer pursuant to the terms of this Article 12, Customer shall have the right to terminate the order and recover any monies previously paid by it to GT Solar.

13. FORCE MAJEURE. GT Solar and Customer shall not be held responsible for any delay or failure hereunder caused by fires, strikes, embargoes, government requirements, civil or military authorities, acts of God or of the public enemy or, if not within their reasonable control, by acts or omissions of subcontractors, failure of transport, failure of communications, failure of power supply or any other causes beyond their reasonable control.

14. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES WILL GT SOLAR BE LIABLE TO CUSTOMER, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE), UNDER ANY WARRANTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSS OR DAMAGE, INCLUDING LOSS OF PROFITS OR REVENUES, RESULTING FROM OR ARISING OUT OF OR IN CONNECTION WITH GT SOLAR'S PERFORMANCE UNDER, OR BREACH OF, THIS AGREEMENT OR THE MANUFACTURE, SALE, DELIVERY, RESALE, REPAIR OR USE OF ANY EQUIPMENT COVERED BY OR FURNISHED PURSUANT TO THIS AGREEMENT.

15. INDEMNIFICATION. Each party agrees to defend, indemnify and hold harmless the other party from and against any third party claims arising out of the acts or omissions of the indemnifying party or its performance pursuant to this Agreement. Each party's duty to defend and indemnify the other is conditional upon timely notice by the other party of any claim for which indemnification is sought and control by the indemnifying party of the litigation or settlement of any indemnified claim.

16. LICENSED PROGRAMS. Computer software or other technology or know-how that, in GT Solar's judgment, are required for the operation of the Equipment shall be provided by GT Solar to Customer subject to such license terms as GT Solar shall reasonably require.

In the event Customer sells, transfers or otherwise assigns its rights or interests in the Equipment to any third party, except a parent or subsidiary company of Customer, it is expressly understood that Customer does not have the right to transfer licensed programs or assign the license or any rights Customer may have regarding the use or possession of such licensed programs to such third party without GT Solar's prior written consent and any attempted transfer or assignment shall be void and of no force and effect.

17. GOVERNING LAW. This Agreement and any related order shall be governed and interpreted, construed, and enforced in accordance with the laws of a neutral country such as Sweden, its choice of laws and the Convention for the International Sale of Goods to the contrary notwithstanding.

18. ASSIGNMENT. Neither party shall delegate any duties or assign any rights or claims under this Agreement, other than to a parent or subsidiary company, without the other party's prior written consent, which consent shall not be unreasonably withheld, and any such attempt at delegation or assignment shall be void.

19. FURTHER ASSURANCES. At any time, and from time to time after the Commencement Date, each party will execute such additional instruments and take such additional actions as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

21. WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may only be waived in writing by the party to whom such compliance is owed.

22. ARBITRATION. Any disputes that cannot be amicably resolved by the parties shall be submitted to binding arbitration for resolution. The arbitration shall be conducted before a panel of three (3) arbitrators in New Hampshire under the rules of the American Arbitration Association. Each party shall select one arbitrator and the two so chosen shall select the third, who shall act as chairperson. If a party shall fail to appoint an arbitrator within twenty (20) days after receiving written notice of the arbitration and the name of the arbitrator selected by the party initiating the arbitration, the initiating party may request that the American Arbitration Association appoint the second arbitrator, and if the two arbitrators so selected fail to select a third arbitrator within twenty (20) days after the appointment of the second arbitrator, either arbitrator may request that the American Arbitration Association select the third arbitrator. The decision of the majority of the arbitrators shall be final and binding on the parties with respect to all matters referred to the arbitration panel for decision and may be enforced in an appropriate court in any competent jurisdiction. The arbitrators shall not have the authority to award punitive or special damages. In the absence of a contrary ruling by the arbitrators, each party shall pay its own costs and fees in connection with the arbitration.

23. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if (i) delivered in person, (ii) sent by prepaid first class registered or certified mail, return receipt requested, or
(iii) by delivery to the other party by recognized courier to the following addresses:

To GT Solar:               GT Solar Technologies
                           243 Daniel Webster Highway
                           Merrimack, NH 03054 USA
                           Attn: President
                           cc: General Counsel
                           Tel: (603) 883-5200
                           Fax: (603) 598-0444

With copies to:


To Customer:               Jiangxi LDK Solar Hi-Tech Co., Ltd.
                           Xinyu Hi-Tech Development Zone,
                           Xinyu City, Jiangxi, China

24. EXPENSES. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated shall be paid by the party incurring such costs and expenses.

25. HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

26. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

27. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their successors and permitted assigns.

28. ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties with respect to the subject matter hereof. There are no oral or written promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof. This Agreement supersedes all prior agreements, written or oral, including any memorandum of understanding between the parties.

29. SEVERABILITY. If any part of this Agreement is deemed to be unenforceable, the balance of this Agreement shall remain in full force and effect.


           THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized agents as of the day and year first above written.

Executed as of the date first written above.

For:  Jiangxi LDK Solar Hi-Tech Co., Ltd.            For:  GT Solar Technologies


/s/ Xiaofeng Peng                                    /s/ Keith Matthei
-----------------------------                        --------------------------

Xinyu Hi-Tech Development Zone                       GT Solar Technologies
Xinyu City, Jiangxi, China                           243 Daniel Webster Highway
                                                     Merrimack, NH 03054 USA

                                   EXHIBIT A

                              EQUIPMENT (Phase 3)

----------------------------------------------------------------------------------------------------
                   EQUIPMENT (sets)                         Unit Price                Total
----------------------------------------------------------------------------------------------------
GT-Crucible spray systems (3)                                      $[*]               $[*]
----------------------------------------------------------------------------------------------------
GTs-Etch station automatic (3)                                     $[*]               $[*]
----------------------------------------------------------------------------------------------------
GT-DSS 240 furnace (45) (exclude mezzamines)                       $[*]               $[*]
----------------------------------------------------------------------------------------------------
Leader/unloader (5)                                                $[*]               $[*]
----------------------------------------------------------------------------------------------------
GT-Chamfer Grind (1)                                               $[*]               $[*]
----------------------------------------------------------------------------------------------------
GT-Slurry recovering system (1)                                     TBD
----------------------------------------------------------------------------------------------------
Total (USD) EXW                                                                       $26,384,768.00
----------------------------------------------------------------------------------------------------

* Confidential Treatment Requested. The redacted material has been separately filed with the Securities and Exchange Commission.

                                   EXHIBIT B


                     SPECIFICATIONS AND ACCEPTANCE TESTING



             Conductivity type:                 p-type (boron)
             Crystal Characteristic:            multicrystalline

             Resistivity:                       0.5 - 2.0 ohm-cm
                                                (typical average: 1.5 ohm-cm)

             Wafer Size:                        156 mm x 156 mm x 240 um thick
             Wafer Size Variation:              +/- 0.5 mm
             Wafer Thickness Variation:         +/- 40 um

             DSS cycle time:                    < or = 50 hours

                                    EXHIBIT C

SCHEDULE FOR SHIPMENTS, Phase 3:

--------------------------------------------------------------------------------
Date: 1 June 2006  PHASE 3
                                                      No. of
Ship Month         Lot No.  Product                   Units   Unit No.  Status
October              1      GT-DSS240 Furnace           3     56-58     Need LC
                     2      GT-DSS240 Furnace           4     59-62     Need LC
                     3      DSS Loader/Unloader         1     7 of 11   Need LC
                     3      Chamfer Grinder             1     5 of 6    Need LC
                     3      Crucible Costing Station    1     6 of 6    Need LC
                            GTS-Feedstock Etch
                     4      Station                     1     4 of 6    Need LC

November             5      GT-DSS240 Furnace           4     63-66     Need LC
                     6      GT-DSS240 Furnace           3     67-69     Need LC
                     7      DSS Loader/Unloader         1     8 of 11   Need LC
                     7      Crucible Costing Station    1     7 of 8    Need LC
                            GTS-Feedstock Etch
                     8      Station                     1     5 of 6    Need LC

December             9      GT-DSS240 Furnace           4     70-73     Need LC
                     10     GT-DSS240 Furnace           3     74-76     Need LC
                            GTS-Feedstock Etch
                     11     Station                     1     5 of 6    Need LC
                     12     DSS Loader/Unloader         1     9 of 11   Need LC

                     12     Crucible Costing Station    1     8 of 8    Need LC

January              13     GT-DSS240 Furnace           3     77-79     Need LC
                     14     GT-DSS240 Furnace           3     80-82     Need LC
                     15     DSS Loader/Unloader         1     10 of 11  Need LC

February             16     GT-DSS240 Furnace           3     83-85     Need LC
                     17     GT-DSS240 Furnace           3     86-88     Need LC
                     18     DSS Loader/Unloader         1     11 of 11  Need LC

March                19     GT-DSS240 Furnace           3     89-91     Need LC
                     20     GT-DSS240 Furnace           3     92-94     Need LC
April                21     GT-DSS240 Furnace           3     95-97     Need LC
                     22     GT-DSS240 Furnace           3     98-100    Need LC
--------------------------------------------------------------------------------

                                    EXHIBIT D

CUSTOMER SUPPLIED ITEMS

1.   Necessary water chillers with back-up systems
2.   Necessary water with back-up systems
3.   Clean, dry compressed air
3.   Deionized water system
4.   All plumbing and wiring to the machines
6.   Necessary power with back-up systems
7.   Effluent treatment equipment
8.   Materials handling equipment
9.   Shelves, storage cabinets, and workbenches
10. Other engineering and facility services needed: to be defined by GT Solar within 60 days of the Commencement Date.